Exhibit 10.2

FOURTH AMENDMENT TO THE

AEGION CORPORATION

2016 EMPLOYEE EQUITY INCENTIVE PLAN

Aegion Corporation (the “Company”) previously adopted the Aegion Corporation 2016 Employee Equity Incentive Plan (as amended, the “Plan”), the First Amendment to the Plan, the Second Amendment to the Plan, and the Third Amendment to the Plan. Section 21 of the Plan provides that the Board of Directors of the Company may modify the Plan at any time, but that no amendment may increase the number of shares available for issuance under the plan without approval of the stockholders of the Company.

The Company now desires to further amend the Plan.

Now, therefore, the Plan is hereby amended, effective as of the date it is approved by the Board of Directors of the Company, as follows:

1.	The following sentence shall be added to the end of Section 11:

Notwithstanding the above, in the discretion of the Plan Administrator, any Stock Unit may be settled in cash to the extent provided in the Stock Unit agreement.

2.	Except as amended hereby, the Plan remains in full force and effect without change.

3.	This Fourth Amendment to the Plan shall become effective as of the date it is approved by the Board of Directors of the Company.